UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024 (June 4, 2024)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Third Amended and Restated ABL Credit Agreement

On June 4, 2024, the Company’s subsidiaries, G-III Leather Fashions, Inc., Riviera Sun, Inc., AM Retail Group, Inc. and The Donna Karan Company Store LLC (collectively, the “Borrowers”), entered into the third amended and restated credit agreement (the “Third ABL Credit Agreement”) with the lenders named therein and with JPMorgan Chase Bank, N.A., as administrative agent. The Third ABL Credit Agreement is a five-year senior secured asset-based revolving credit facility providing for borrowings in an aggregate principal amount of up to $700 million. The Company and certain of its wholly-owned domestic subsidiaries, as well as G-III Apparel Canada ULC (collectively, the “Guarantors”), are guarantors under the Third ABL Credit Agreement.

The Third ABL Credit Agreement amends and restates the Second Amended Credit Agreement, dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time prior to June 4, 2024, the “Second Credit Agreement”), by and among the Borrowers and the Guarantors, the lenders from time-to-time party thereto, and JPMorgan Chase Bank, N.A., in its capacity as the administrative agent thereunder. The Second Credit Agreement provided for borrowings of up to $650 million and was due to expire on August 7, 2025. The Third ABL Credit Agreement extends the maturity date to June 4, 2029, subject to a springing maturity date as defined within the credit agreement.

Amounts available under the Third ABL Credit Agreement are subject to borrowing base formulas and overadvances as specified in the Third ABL Credit Agreement. Borrowings bear interest, at the Borrowers’ option, at Adjusted Term Secured Overnight Financing Rate (“SOFR”)  plus a margin of 1.50% to 2.00%, or the alternate base rate plus a margin of 0.50% to 1.00% (defined as the greatest of (i) the “prime rate” of JPMorgan Chase Bank, N.A. from time to time, (ii) the federal funds rate plus 0.5% and (iii) SOFR for a borrowing with an interest period of one month plus 1.00%), with the applicable margin determined based on the Borrowers’ average daily availability under the Third ABL Credit Agreement. The Third ABL Credit Agreement is secured by specified assets of the Borrowers and the Guarantors.

JPMorgan Chase Bank, N.A. was the administrative agent and a lender under the Second Credit Agreement. JPMorgan Chase Bank, N.A. and its affiliates from time to time have provided in the past and may in the future provide commercial lending and financial advisory services to the Company and its subsidiaries in the ordinary course of business.

The foregoing summary and description of the Third ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third ABL Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1

Third Amended and Restated ABL Credit Agreement, dated as of June 4, 2024, among G-III Leather Fashions, Inc., Riviera Sun, Inc., AM Retail Group, Inc. and The Donna Karan Company Store LLC, as Borrowers, the Loan Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Amended and Restated ABL Credit Agreement, dated as of June 4, 2024, among G-III Leather Fashions, Inc., Riviera Sun, Inc., AM Retail Group, Inc. and The Donna Karan Company Store LLC, as Borrowers, the Loan Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: June 6, 2024	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

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